Exhibit 99.1

February 9, 2024

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: TruGolf Inc. Changes in Registrant’s Certifying Accountant

We have read the statements made by TruGolf Holdings, Inc., which we understand will be filed with the Securities and Exchange Commission, on Form S-1 of the Company dated February 14, 2024, and agree with such statements contained therein as they pertain to CohnReznick LLP.

Sincerely,

/s/ CohnReznick LLP

CohnReznick LLP

Boca Raton, Florida